UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN DYNASTY MINERALS LTD.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

15th Floor, 1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1
Tel: (604) 684-6365
(Address and telephone number of Registrant’s principal executive offices)

Pebble East Claims Corporation
3201 C Street, Suite 505
Anchorage, Alaska, USA 99503
Tel: 1-877-450-2600

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Trevor Thomas, General	Michael Taylor
Counsel	McMillan LLP
Northern Dynasty Minerals Ltd.	1500 – 1055 West Georgia
15th Floor, 1040 West Georgia	Street
Street	Vancouver, British Columbia
Vancouver, British Columbia	Canada V6E 4N7
Canada V6E 4H1	(604) 689-9111
(604) 684-6365

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ]	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[X]	at some future date (check appropriate box below)

1.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	[ ]

pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	[ ]

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[X]	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee (3), (4)
Common Shares, no par value Warrants Subscription Receipts Units
Total	US$50,000,000	(2)	US$50,000,000	US$6,060

(1)

Includes an indeterminate number of common shares, common share purchase warrants, subscription receipts for any combination thereof or units of any combination thereof. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “U.S. Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(3)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o) of the U.S. Securities Act.

(4)	Based on the SEC’s registration fee of $121.20 per $1,000,000 of securities registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1, Telephone: 604-684-6365 (attention: Corporate Secretary),and are also available electronically at www.sedar.com.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2019

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	January •, 2019

US$50,000,000

Common Shares
Warrants
Subscription Receipts
Units

This short-form base shelf prospectus (the “Prospectus”) relates to the offering for sale of common shares (the “Common Shares”), warrants (the “Warrants”) and subscription receipts (the “Subscription Receipts), or any combination of such securities (the “Units”) (all of the foregoing, collectively, the “Securities”) by Northern Dynasty Minerals Ltd. (the “Company” or “Northern Dynasty”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to US$50,000,000. The Securities may be offered in amounts at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.

The Company’s outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “NDM” and on the NYSE American under the symbol “NAK”. On January 14, 2019, the last reported sale price for our Common Shares on the TSX was $0.87 per Common Share and on the NYSE American was US$0.66 per Common Share.

Investing in the Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

I - ii

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies. Our financial statements are subject to audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the United States Securities and Exchange Commission (“SEC”).

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that none of the experts named in the registration statement are residents of the United States, and that all of the assets of said persons are located outside the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants or Subscription Receipts comprising the Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplement(s) that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements have been obtained. Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We may offer and sell Securities to, or through, underwriters, dealers or selling securityholders, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers, agents or selling securityholders involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. In connection with any offering of the Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation) unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transaction, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

I - iii

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Mr. Stephen Decker, a director of the Company, resides outside of Canada. Mr. Decker has appointed the Company’s counsel, McMillan LLP, located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

Our head office is at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1. The registered office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

GENERAL MATTERS

            In this Prospectus, “Northern Dynasty”, “we”, “us” and “our” refers, collectively, to Northern Dynasty Minerals Ltd. and our wholly owned subsidiaries.

ABOUT THIS PROSPECTUS

            We are a British Columbia company that is a “reporting issuer” under Canadian securities laws in each of the provinces of Canada, except Quebec. In addition, our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common shares are traded in Canada on the TSX under the symbol “NDM” and in the United States on the NYSE American under the symbol “NAK”.

            This Prospectus is a base shelf prospectus that:

  we have filed with the securities commissions in each of the provinces of Canada, except Quebec (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the Securities described in this Prospectus in accordance with Canadian National Instrument 44-102—Shelf Distributions (“NI 44-102”); and

  forms part of a registration statement on Form F-10 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) under the Multilateral Jurisdiction Disclosure System between Canada and the United States (the “MJDS”).

            Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of US$50,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement.

            You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

DOCUMENTS INCORPORATED BY REFERENCE

            Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained from us upon request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1 (telephone 604-684-6365) (attention: Corporate Secretary), or by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

            The following documents (“documents incorporated by reference” or “documents incorporated herein by reference”) have been filed by us with various securities commissions or similar authorities in the provinces of Canada in which we are a reporting issuer, are specifically incorporated herein by reference and form an integral part of this Prospectus:

1.	our annual information form for the year ended December 31, 2017 dated March 28, 2018 (the “2017 AIF”);

2.

our audited consolidated financial statements together with the notes thereto for the financial years ended December 31, 2017 and 2016, together with the report of the independent registered public accounting firm thereon;

3.	our annual management’s discussion and analysis of financial condition and operations for the financial year ended December 31, 2017 (the “2017 MD&A”);

4.

our unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2018, except for the “Notice of No Auditor Review” provided therein under subparagraph 4.3(3)(a) of National Instrument 51-102 Continuous Disclosure Obligations;

5.	our management’s discussion and analysis of financial condition and operations for the three and nine months ended September 30, 2018 (the “Q3 2018 MD&A”);

6.	our management information circular dated May 16, 2018 distributed in connection with the annual meeting of shareholders held on June 28, 2018; and

7.	our material change report dated January 8, 2019 regarding the closing of the special warrant private placements completed in December 2018.

            In addition, we also incorporate by reference into this Prospectus any document of the types referred to in the preceding paragraph, including all annual information forms, all information circulars, all annual and interim financial statements and management’s discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports, all updated earnings coverage ratio information or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44- 101 – Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement. As discussed below, this Prospectus may also expressly update or revise any document incorporated by reference and such document should be deemed so amended or updated hereby.

            To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part. In addition, we may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and to the extent expressly provided therein.

            Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

            All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained. A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

            Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

            This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally, but not always, identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on these words or comparable terminology.

            Forward-looking statements contained or incorporated by reference into this Prospectus include, without limitation, statements regarding:

  our expectations regarding the potential for securing the necessary permitting of a mine at the Pebble Project and our ability to establish that such a permitted mine can be economically developed;

  our ability to successfully complete applications for federal and state permitting under the Clean Water Act (“CWA “) and the National Environmental Policy Act (“NEPA”);

  our plan of operations, including our plans to carry out and finance exploration and development activities;

  our ability to raise capital for exploration, permitting and development activities;

  our expected financial performance in future periods;

  our expectations regarding the exploration and development potential of the Pebble Project;

  the outcome of the legal proceedings in which we are engaged; and

  factors relating to our investment decisions.

            Forward-looking information is based on the reasonable assumptions, estimates, analysis and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. We believe that the assumptions and expectations reflected in such forward-looking information are reasonable.

            Key assumptions upon which the Company’s forward-looking information are based include:

  that we will be able to secure sufficient capital necessary for continued environmental assessment and permitting activities and engineering work which must be completed prior to any potential development of the Pebble Project which would then require engineering and financing in order to advance to ultimate construction;

  that we will ultimately be able to demonstrate that a mine at the Pebble Project can be developed and operated in an environmentally sound and socially responsible manner, meeting all relevant federal, state and local regulatory requirements so that we will be ultimately able to obtain permits authorizing construction of a mine at the Pebble Project;

  that the market prices of copper, gold, molybdenum and silver will not significantly decline or stay depressed for a lengthy period of time;

  that our key personnel will continue their employment with us; and

  that we will continue to be able to secure minimal adequate financing on acceptable terms.

            Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. Forward looking statements are also subject to risks and uncertainties facing our business, any of which could have a material impact on our outlook.

            Some of the risks we face and the uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements include:

         an inability to ultimately obtain permitting for a mine at the Pebble Project;

         an inability to establish that the Pebble Project may be economically developed and mined or contain commercially viable deposits of ore based on a mine plan for which government authorities are prepared to grant permits;

         an inability to continue to fund exploration and development activities and other operating costs;

         the highly cyclical nature of the mineral resource exploration business;

         the pre-development stage economic viability and technical uncertainties of the Pebble Project and the lack of known reserves on the Pebble Project;

         an inability to recover even the financial statement carrying values of the Pebble Project if we cease to continue on a going concern basis;

         the potential for loss of the services of key executive officers;

         a history of, and expectation of further, financial losses from operations impacting our ability to continue on a going concern basis;

         the volatility of copper, gold, molybdenum and silver prices and mining share prices;

         the inherent risk involved in the exploration, development and production of minerals, and the presence of unknown geological and other physical and environmental hazards at the Pebble Project;

         the potential for changes in, or the introduction of new, government regulations relating to mining, including laws and regulations relating to the protection of the environment and project legal titles;

         potential claims by third parties to titles or rights involving the Pebble Project;

         the uncertainty of the outcome of current or future litigation;

         the possible inability to insure our operations against all risks;

         the highly competitive nature of the mining business;

         the potential equity dilution to current shareholders from future equity financings; and

         that we have never paid dividends and will not do so in the foreseeable future.

            While the effort was made to list the primary risk factors, this list should not be considered exhaustive of the factors that may affect any of our forward-looking statements or information. Investors should refer to the section of this Prospectus entitled “Risk Factors” for a comprehensive discussion of the risk factors that we face. In addition, investors should refer to the risk factors identified in our 2017 AIF, our 2017 MD&A and our Q3 2018 MD&A. Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, the risks and uncertainties described above and otherwise contained herein.

            Our forward-looking statements and risk factors are based on the reasonable beliefs, expectations and opinions of management on the date of this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. We do not undertake to update any forward-looking information, except as, and to the extent required by, applicable securities laws.

            We qualify all the forward looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS AND RESOURCE ESTIMATES

            As a Canadian issuer, we are required to comply with reporting standards in Canada that require that we make disclosure regarding our mineral properties, including any estimates of mineral reserves and resources, in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101.

            This Prospectus uses the certain technical terms presented below as they are defined in accordance with the CIM Definition Standards on mineral resources and reserves (the “CIM Definition Standards”) adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM Council”), as required by NI 43-101. The following definitions are reproduced from the latest version of the CIM Standards, which were adopted by the CIM Council on May 10, 2014 (the “CIM Definitions”):

feasibility study

A comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable modifying factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. The confidence level of the study will be higher than that of a pre- feasibility study.

indicated mineral resource

That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An indicated mineral resource has a lower level of confidence than that applying to a measured mineral resource and may only be converted to a probable mineral reserve.

inferred mineral resource

That part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An Inferred mineral resource has a lower level of confidence than that applying to an Indicated mineral resource and may not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with continued exploration.

measured mineral resource

That part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of modifying factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A measured mineral resource has a higher level of confidence than that applying to either an Indicated mineral resource or an Inferred mineral resource. It may be converted to a proven mineral reserve or to a Probable Mineral Reserve.

mineral reserve

The economically mineable part of a measured and/or indicated mineral resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at Pre- Feasibility or Feasibility level as appropriate that include application of modifying factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which mineral reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported. The public disclosure of a Mineral Reserve must be demonstrated by a pre-feasibility study or feasibility study.

mineral resource

A concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.

modifying factors

Considerations used to convert mineral resources to mineral reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

pre-feasibility study

A comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the modifying factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting. A pre-feasibility study is at a lower confidence level than a feasibility study.

probable mineral reserve

The economically mineable part of an Indicated, and in some circumstances, a measured mineral resource. The confidence in the modifying factors applying to a Probable Mineral Reserve is lower than that applying to a proven mineral reserve.

proven mineral reserve	The economically mineable part of a measured mineral resource. A proven mineral reserve implies a high degree of confidence in the modifying factors.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS

            The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the U.S. Exchange Act. These amendments will be effective February 25, 2019 (the “SEC Modernization Rules”). The SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that were included in SEC Industry Guide 7 (“Guide 7”), which will be rescinded.

            The SEC Modernization Rules include the adoption of definitions of the following terms, which are “substantially similar” to the corresponding terms under the CIM Definition Standards that are presented above under “Canadian Mineral Property Disclosure Standards and Resource Estimates”:

  feasibility study;

  indicated mineral resource;

  inferred mineral resource;

  measured mineral resource;

  mineral reserve;

  mineral resource;

  modifying factors;

  preliminary feasibility study (or “pre-feasibility study”);

  probable mineral resource; and

  proven mineral reserve.

            As a result of the adoption of the SEC Modernization Rules, SEC will now recognize estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probably mineral reserves” to be “substantially similar” to the corresponding CIM Definitions.

            We will not be required to provide disclosure on our mineral properties, including the Pebble Project, under the SEC Modernization Rules as we are presently a “foreign issuer” under the U.S. Exchange Act and entitled to file continuous disclosure reports with the SEC under the MJDS Disclosure System between Canada and the United States. Accordingly, we anticipate that we will be entitled to continue to provide disclosure on our mineral properties, including the Pebble Project, in accordance with NI 43-101 disclosure standards and CIM Definition Standards. However, if we either cease to be a “foreign issuer” or cease to be able to entitled to file reports under the MJDS disclosure system, then we will be required to provide disclosure on our mineral properties under the SEC Modernization Rules. Accordingly, United States investors are cautioned that the disclosure that we provide on our mineral properties, including the Pebble Project, in this Prospectus and under our continuous disclosure obligations under the U.S. Exchange Act may be different from the disclosure that we would otherwise be required to provide as a U.S. domestic issuer or a non-MJDS foreign issuer under the SEC Modernization Rules.

            United States investors are cautioned that while the above terms are “substantially similar” to CIM Definitions, there are differences in the definitions under the SEC Modernization Rules and the CIM Definition Standards. Accordingly, there is no assurance any mineral resources that we may report as “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had we prepared the resource estimates under the standards adopted under the SEC Modernization Rules.

            United States investors are also cautioned that while the SEC will now recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not to assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” that we report in this Prospectus are or will be economically or legally mineable.

            Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

            In addition, disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

            For the above reasons, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by US companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES
AND CANADIAN FINANCIAL REPORTING PRACTICES

            We prepare our financial statements in accordance with IFRS, as issued by the IASB, which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

            Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus are references to Canadian dollars. References to “$” or “Cdn.$” are to Canadian dollars and references to “U.S. dollars” or “US$” are to United States dollars.

            The high, low, average and closing noon rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended September 30, 2018, December 31, 2017, December 31, 2016 and December 31, 2015, as quoted by the Bank of Canada, were as follows:

	Nine months ended	Year ended	Year ended	Year ended
	September 30, 2018	December 31,	December 31,	December 31,
		2017	2016	2015
		(expressed in Canadian dollars)
High	1.3310	1.3743	1.4589	1.3990
Low	1.2288	1.2128	1.2544	1.1728
Average	1.2876	1.2986	1.328	1.2787
Closing	1.2945	1.2545	1.3427	1.3840

            On January 14, 2019, the noon exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was U.S.$1.00 = $1.3269.

OUR BUSINESS

            This summary does not contain all the information about Northern Dynasty that may be important to you. You should read the more detailed information and financial statements and related notes that are incorporated by reference into and are considered to be a part of this Prospectus.

            We are a mineral exploration company existing under the Business Corporations Act (British Columbia) focused on developing, through our subsidiaries, the Pebble copper-gold-molybdenum-silver mineral project located in the state of Alaska, U.S. (the “Pebble Project”). The Pebble Project is located in southwest Alaska, 19 miles (30 kilometers) from the village of Iliamna, and approximately 200 miles (320 kilometers) southwest of the city of Anchorage.

            Our Alaska mineral resource exploration business is operated through an Alaskan registered limited partnership, the Pebble Limited Partnership (the “Pebble Partnership”), in which we own a 100% interest through an Alaskan general partnership, the Northern Dynasty Partnership. Pebble Mines Corp., a 100% indirectly owned Alaskan subsidiary of the Company, is the general partner of the Pebble Partnership and responsible for its day-to-day operations.

            In February 2014, the United States Environmental Protection Agency (“EPA”) announced a preemptive regulatory action under the CWA to consider restriction or a prohibition of mining activities associated with the Pebble deposit. From 2014-2017, Northern Dynasty and the Pebble Partnership focused on a multi-dimensional strategy, including legal and other initiatives to ward off this action. These efforts were successful, resulting in the joint settlement agreement announced on May 12, 2017, enabling the project to move forward with state and federal permitting.

            The Pebble Project has advanced significantly since May 2017 when the Pebble Partnership secured the legal settlement with the EPA, enabling Pebble to enter normal course permitting under the NEPA:

            On December 22, 2017, the Pebble Partnership filed its 404 wetlands permit application (the “CWA 404 Permit Application”) under the CWA with the United States Army Corps of Engineers (“USACE”), which was “receipted” as complete by USACE on January 5, 2018. The permit application include a project description (the “Project Description”) for the Pebble Project that was based on a smaller mine concept developed for the Pebble Project in the latter part of 2017. The Project Description in the permit application envisages the project developed as an open pit mine and processing facility with supporting infrastructure. It also involves a development plan with a significantly smaller development footprint than previously envisaged, and other additional environmental safeguards. The Pebble Project is currently in the US National Environmental Policy Act Environmental Impact Statement (“NEPA EIS”) process. The NEPA EIS process requires a comprehensive “alternatives assessment” be undertaken to consider a broad range of development alternatives, the final project design and operating parameters for the Pebble Project and associated infrastructure may vary significantly from that currently being advanced. As a result, the Company will continue to consider various development options and no final project design has been selected at this time.

•	On February 5, 2018, USACE announced the appointment of AECOM – a leading global engineering firm – as third-party contractor for the NEPA IES process;

•	On March 19, 2018, USACE published guidelines and timelines for completing NEPA permitting, and the associated EIS process; and

•	Between April and August, 2018, the Pebble Project was advanced through the Scoping Phase of the EIS process administered by USACE:

o	Scoping was initiated on April 1, 2018 with a 90-day public comment period concluded on June 29, 2018; and

o	The Scoping Phase was completed and the USACE released the Scoping Document on August 31, 2018.

            Activities by Northern Dynasty and the Pebble Partnership in 2018 have been focused on providing information to support the scoping phase and overall development of the EIS.

            In response to stakeholder concerns, the footprint of the proposed development in the updated Project Description is substantially smaller than previously envisaged. The current mine plan proposal consolidates most major site infrastructure in a single drainage, and includes other new environmental safeguards:

  A more conservative Tailings Storage Facility (“TSF”) design, including enhanced buttresses, flatter slope angles and an improved factor of safety;

  separation of potentially acid generating (“PAG”) tailings from non-PAG bulk tailings for storage in a fully-lined TSF;

  co-storage of PAG waste rock within the PAG TSF and transfer of the PAG tailings and waste rock and tailings to the open pit at closure;

  no permanent waste rock piles; and

  no cyanide usage.

            The Company continues to update the mine plan being reviewed in the NEPA EIS permitting process based on ongoing engineering work. As currently proposed under the Project Description, the Pebble deposit would be developed as a 180,000 ton (imperial) per day open pit mine with associated on and off-site infrastructure that includes a 270-megawatt power plant located at the mine site; an 83-mile transportation corridor, including an 18-mile crossing utilizing an ice-breaking ferry on Iliamna Lake, from the mine site to a port site on the west side of Cook Inlet; a permanent, year-round port facility near the mouth of Amakdedori Creek on Cook Inlet; and a 188-mile natural gas pipeline from the Kenai Peninsula to the Project site.

            Following four years of construction activity, the proposed Pebble mine would operate for a period of 20 years as a conventional drill-blast-shovel operation. The mining rate will peak at 73 million tons per year, with 66 million tons of mineralized material processed through the mill each year (180,000 tons per day), for a low life-of-mine waste to ore ratio of 0.2:1. Forecast annual production would be approximately 613,000 tons of copper-gold concentrate containing approximately 315 million lb copper 362,000 oz gold and 1.8 million oz of silver; and approximately 15,000 tons of molybdenum concentrate containing approximately 14 million lb of molybdenum. The current mine plan is not supported by any preliminary economic assessment or any preliminary or final feasibility study.

            The USACE is conducting a comprehensive alternatives assessment to consider a broad range of alternatives as part of its preparation of the EIS. As a result, the Company cautions that the plan described above may not be the final development plan. A final development design has not yet been selected. The proposed project uses a portion of the currently estimated Pebble mineral resources. This does not preclude development of additional resources in other phases of the project in the future, although any subsequent phases of development would require extensive regulatory and permitting review by federal, state and local regulatory agencies, including a comprehensive EIS review process under NEPA.

            Additional information on the Company’s recent activities in connection with advancing the development of the Pebble Project are included in the Company’s 2017 AIF, 2017 MD&A and Q3 2018 MD&A.

Recent Developments

            In November 2018, the Pebble Partnership finalized a Right-of-Way Agreement with Alaska Peninsula Corporation (“APC”), securing the right to use defined portions of APC lands for the proposed construction and operation of transportation infrastructure associated with the Pebble Project. The APC lands addressed in the Right-of-Way Agreement mirror the transportation corridor identified in the Pebble Partnership’s Project Description, as submitted to the US Army Corps of Engineers in late 2017 to initiate the federal Environmental Impact Statement (EIS) permitting process. It includes land south of Lake Iliamna to link a port site on Cook Inlet to a ferry landing site west of the APC village of Kokhanok, as well as land north of Lake Iliamna to link a ferry landing site west of the APC village of Newhalen to the site of the proposed Pebble mine.

            To secure its right to use defined portions of APC land for the proposed construction and operation of transportation infrastructure, the Pebble Partnership will make annual toll payments to APC, and pay other fees prior to and during project construction and operation. In addition, APC will be granted ‘Preferred Contractor’ status at Pebble, which provides a preferential opportunity to bid on Pebble-related contracts located on APC lands. In addition, the two parties have agreed to negotiate a profit sharing agreement that will ensure APC and its shareholders benefit directly from the profits generated by mining activity in the region.

Special Warrant Financing

            In December 2018, the Company completed a private placement of an aggregate of 10,150,322 special warrants (the “Special Warrants”) at $0.83 (US$0.62) per Special Warrant for aggregate gross proceeds of approximately $8.4 million (US$6.3 million) (the “Special Warrant Offering”). The private placement was completed in two tranches. The first tranche of 8,908,322 Special Warrants was completed on December 21, 2018, for gross proceeds of $7.4 million (US$5.6 million). The second tranche of 1,242,000 Special Warrants was completed on December 27, 2018 for gross proceeds of approximately $1.03 million (US$770,000).

            The Special Warrants are represented by special warrant certificates (the “Special Warrant Certificates”) that have been issued to each of the investors who has purchased Special Warrants (the “Special Warrant Investors”). No underwriter or agent was engaged by us in connection with the completion of the Special Warrant Offering.

            The Special Warrants will convert upon exercise into Common Shares (the “Underlying Shares”) on a one-for-one basis and without payment of any additional consideration. The Company has agreed to file a prospectus in certain Canadian provinces to qualify the conversion of the Special Warrants (the “Canadian Prospectus”). The Special Warrants will convert automatically on the earlier of (i) the date that is the later of six days following the issuance of a final receipt for the Canadian Prospectus, and (ii) the date that is 120 days from the date of closing (the “Date of Closing”). The Company has also entered into registration rights agreements (the “Registration Rights Agreements”) with the U.S. holders of 4,109,068 Special Warrants (the “U.S. Investors”) to file and clear a registration statement in the United States to qualify the resale of Common Shares in the United States by these U.S. investors (the “SEC Registration Statement”). The Company shall use commercially reasonable best efforts to clear the SEC Registration Statement within 90 days from the Date of Closing and maintain the SEC Registration Statement effective for up to two years. There are no share bump-up or other penalties if clearance of the Canadian Prospectus or SEC Registration Statement is delayed for any reason.

            The Company plans to satisfy its obligations to the Special Warrant Investors to file the Canadian Prospectus by filing a Prospectus Supplement to qualify the issuance of the Underlying Shares following (i) the issuance of a final receipt by the securities regulatory authorities in the Canadian Qualifying Jurisdictions for this Prospectus, and (ii) the effectiveness of the Registration Statement with the SEC under the U.S. Securities Act. In addition, the Company plans to file a Prospectus Supplement to qualify the resale by the U.S. Investors of their Underlying Shares in the United States. A copy of each Prospectus Supplement will be filed on SEDAR with the applicable Canadian Qualifying Jurisdictions and will be filed with the SEC pursuant to the instructions to Form F-10.

            A copy of each of the form of the Special Warrant Certificate issued to the Special Warrant Investors and the form of the Registration Rights Agreement entered into between the Company and the U.S. Investors have been filed in the Canadian Qualifying Jurisdictions on SEDAR and furnished to the SEC on a Form 6-K dated January 8, 2019.

            The Special Warrants have not been registered under the U.S. Securities Act and, unless any of such securities are registered, such securities may only be offered or sold within the United States pursuant to applicable exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws.

THE SELLING SECURITYHOLDERS

            Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

  the names of the selling securityholders;

  the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

  the number or amount of Securities of the class being distributed for the account of each selling securityholder;

  the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

  whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

  all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

            Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used to advance the Pebble Project, for general corporate purposes, including to fund the advancement of the Pebble Project and related costs and to fund working capital, potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities. The Company will not receive any proceeds from any sale of any Securities by the selling securityholders.

            All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

            The following table sets forth our capitalization and indebtedness as of September 30, 2018. The information presented should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2017 and 2016 and our unaudited condensed consolidated interim financial statements as at and for the nine months ended September 30, 2018, which are incorporated by reference in this Prospectus.

Description	As at September 30, 2018 ($ thousands)
Assets
Total Current Assets	30,000

Description	As at September 30, 2018 ($ thousands)
Total Assets	167,930
Liabilities
Total Current Liabilities	16,595
Total Liabilities	23,404
Equity
Share Capital	516,763
Reserves	102,179
Deficit	(474,416)
Total Equity	144,526

            There have been no material changes in our share and debt capital, on a consolidated basis, since September 30, 2018, being the date of our most recently filed unaudited consolidated financial statements incorporated by reference in this Prospectus, except for:

(a)	the issuances of 82,030 additional Common Shares pursuant to the exercise of outstanding warrants;

(b)	the issuances of 683,499 additional Common Shares upon the exercise of outstanding director and employee incentive plan stock options; and

(c)	the issuance of an aggregate of 10,150,322 Special Warrants in December 2018;

each as described further below under “Prior Sales”.

PLAN OF DISTRIBUTION

            We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Securities may be sold in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. A description of such manner of sale and pricing will be disclosed in the applicable Prospectus Supplement. We may offer different classes of Securities in the same offering, or we may offer different classes of Securities in separate offerings.

            This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

            A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

            If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

            Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

            In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

            The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

            We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

            Each class or series of Warrants, Subscription Receipts and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Warrants, Subscription Receipts or Units.

            In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

            The Securities may be offered under this Prospectus in amounts and at prices to be determined based on market conditions at the time of the sale and such amounts and prices will be set forth in the accompanying Prospectus Supplement. The Securities may be issued alone or in combination and for such consideration determined by our board of directors.

Common Shares

            The authorized share capital of the Company consists of an unlimited number of Common Shares without par value, of which 313,542,856 shares were issued and outstanding as at January 14, 2019.

            The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote. Each Common Share entitles its holder to one vote. The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities. The Common Shares carry no pre-emptive or conversion rights.

            Common Shares that may be offered under any Prospectus Supplement may also include Common Shares issuable upon conversion of our outstanding Special Warrants and Common Shares held by our existing securityholders.

Warrants

            This section describes the general terms that will apply to any Warrants for the purchase of Common Shares that we may offer under this Prospectus by way of a Prospectus Supplement. To the extent required under applicable law, we will not offer Warrants for sale unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for.

            Subject to the foregoing, we may issue Warrants independently or together with other Securities, and Warrants sold with other securities may be attached to or separate from the other Securities. Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

            This summary of some of the provisions of the Warrants is not complete. Any statements made in the Prospectus relating to any warrant agreement or indenture and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

            The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

  the designation and aggregate number of Warrants;

  the price at which the Warrants will be offered;

  the currency or currencies in which the Warrants will be offered;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  if applicable, the identity of the Warrant agent;

  whether the Warrants will be listed on any securities exchange;

  any minimum or maximum subscription amount;

  the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

  the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

  the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

  any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

  material Canadian and United States federal income tax consequences of owning and exercising the Warrants; and

  any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

            The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

            Prior to the exercise of any Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Subscription Receipts

            This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant this Prospectus by way of a Prospectus Supplement. Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a Subscription Receipt agreement.

            The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered. A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  the number of Subscription Receipts;

  the price at which the Subscription Receipts will be offered;

  the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

  the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

  the number of Common Shares, Warrants or Units that may be issued upon exercise or deemed conversion of each Subscription Receipt;

  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  the dates or periods during which the Subscription Receipts may be converted or exchanged;

  the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

  provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

  if applicable, the identity of the Subscription Receipt agent;

  whether the Subscription Receipts will be listed on any securities exchange;

  whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

  any minimum or maximum subscription amount;

  whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

  any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

  material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts and the Securities to be issued upon the exchange of the Subscription Receipts.

            The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

            Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Units

            We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination, as described in the applicable Prospectus Supplement. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

            The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

  the number of Units offered;

  the price or prices, if any, at which the Units will be issued;

  the currency at which the Units will be offered;

  the Securities comprising the Units;

  whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

  any minimum or maximum subscription amount;

  whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any material risk factors relating to such Units or the Securities comprising the Units;

  any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

  any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

            The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

PRIOR SALES

            During the 12-month period before the date of this Prospectus, we have issued Common Shares and securities convertible into Common Shares as follows:

Common Shares

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security

November 30, 2017	37,900 Common Shares	$0.65

December 6, 2017	72,600 Common Shares	$0.65

December 6, 2017	10,000 Common Shares	$0.55

December 19, 2017	147,500 Common Shares	$0.65

December 20, 2017	13,400 Common Shares	$0.55

December 20, 2017	74,900 Common Shares	$0.65

December 22, 2017	34,500 Common Shares	$0.65

December 29, 2017	27,000 Common Shares	$0.65

January 5, 2018	100,000 Common Shares	$0.65

January 5, 2018	30,000 Common Shares	$0.55

January 16, 2018	12,000 Common Shares	$0.50

January 16, 2018	12,000 Common Shares	$0.49

January 16, 2018	5,000 Common Shares	$1.75

January 19, 2018	33,500 Common Shares	$0.55

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security

January 19, 2018	17,814 Common Shares	$0.65

January 25, 2018	25,000 Common Shares	$0.55

January 26, 2018	46,000 Common Shares	$.65

January 30, 2018	250,000 Common Shares	$0.65

January 30, 2018	350,000 Common Shares	$0.55

January 31, 2018	105,000 Common Shares	$0.55

January 31, 2018	70,000 Common Shares	$0.65

January 31, 2018	104,000 Common Shares	$0.55

February 1, 2018	99,992 Common Shares	$0.55

February 5, 2018	24,000 Common Shares	$0.55

February 5, 2018	50,000 Common Shares	$0.65

February 6, 2018	26,000 Common Shares	$0.55

February 8, 2018	20,000 Common Shares	$0.55

February 9, 2018	29,996 Common Shares	$0.55

February 9, 2018	100,000 Common Shares	$0.55

February 13, 2018	250,000 Common Shares	$0.65

February 13, 2018	250,000 Common Shares	$0.55

February 22, 2018	257,575 Common Shares	$0.55

March 2, 2018	100,000 Common Shares	$0.55

March 6, 2018	581,575 Common Shares	$0.55

March 7, 2018	38,900 Common Shares	$0.55

March 9, 2018	332,600 Common Shares	$0.55

March 12, 2018	200,500 Common Shares	$0.55

March 14, 2018	57,000 Common Shares	$0.55

April 2, 2018	20,000 Common Shares	$0.55

April 5, 2018	53,500 Common Shares	$0.55

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security

April 19, 2018	102,700 Common Shares	$0.55

May 4, 2018	141,077 Common Shares	$0.55

June 14, 2018	11,000 Common Shares	$0.50

July 16, 2018	25,000 Common Shares	$0.50

July 27, 2018	13,000 Common Shares	$0.50

July 30, 2018	434,742 Common Shares (1)	$Nil (1)

July 31, 2018	1,500 Common Shares	$0.50

August 1, 2018	7,500 Common Shares	$0.50

August 29, 2018	26,000 Common Shares	$0.50

September 6, 2018	6,000 Common Shares	$0.49

September 24, 2018	6,000 Common Shares	$0.50

September 25, 2018	13,333 Common Shares	$0.50

October 4, 2018	12,000 Common Shares	$0.50

October 4, 2018	7,500 Common Shares	$0.50

October 4, 2018	30,000 Common Shares	$0.50

October 4, 2018	132,666 Common Shares	$0.50

October 9, 2018	81,030 Common Shares	$0.50

October 10, 2018	30,000 Common Shares	$0.50

October 11, 2018	19,500 Common Shares	$0.50

October 11, 2018	37,000 Common Shares	$0.50

October 12, 2018	12,000 Common Shares	$0.50

October 12, 2018	12,000 Common Shares	$0.50

October 15, 2018	175,000 Common Shares	$0.50

October 17, 2018	89,000 Common Shares	$0.50

October 17, 2018	54,000 Common Shares	$0.50

October 17, 2018	14,000 Common Shares	$0.50

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security

October 18, 2018	15,000 Common Shares	$0.50

October 19, 2018	11,000 Common Shares	$0.50

November 8, 2018	7,500 Common Shares	$0.76

November 30, 2018	1,000 Common Shares	$0.55

Note:

(1)	Common Shares issued on payout of Restricted Share Units, which vested.

Special Warrants

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security

December 21, 2018	8,908,322 Special Warrants(1)	$0.83

December 27, 2018	1,242,000 Special Warrants(1)	$0.83

Note:

(1)	Special Warrants issued pursuant to the Company’s special warrant financing completed in December 2018. See “Our Business – Special Warrant Financing”.

Stock Options

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Exercise Price per Security

August 9, 2018	5,635,000 Options(1)	$0.76

Note:

(1)

The options were granted as follows: 3,500,000 expire on August 9, 2023 and 2,135,000 expire on August 9, 2021. Fifty percent (50%) of the options vested on the grant date and the remaining fifty percent (50%) vest 12 months from the grant date.

Restricted Share Units (“RSUs”)

Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security

August 9, 2018	125,000 RSUs(1)	$Nil

Note:

(1)	The RSUs vest and payout on August 10, 2019. They have an expiry date of December 31, 2021.

TRADING PRICE AND VOLUME

            Our Common Shares are listed on the TSX under the trading symbol “NDM” and on the NYSE American under the trading symbol “NAK”.

            The following table sets forth the reported high and low sale prices in Canadian dollars for the Common Shares on the TSX for the monthly periods indicated.

	TSX Price Range ($)
Month	High	Low	Total Volume

January 2018	2.32	1.20	14,471,611

February 2018	1.63	1.00	10,483,078

March 2018	1.38	1.08	5,780,089

April 2018	1.25	1.05	2,381,385

May 2018	1.16	0.55	13,140,676

June 2018	0.89	0.59	8,419,716

July 2018	0.89	0.63	4,403,942

August 2018	0.79	0.64	2,104,478

September 2018	0.78	0.65	2,498,249

October 2018	0.78	0.57	2,491,213

November 2018	1.12	0.60	8,617,518

December 2018	1.00	0.69	2,833,754

January 1-14 2019	0.92	0.79	1,570,679

            The following table sets forth the reported high and low sale prices in United States dollars for the Common Shares on the NYSE American for the monthly periods indicated.

	NYSE American Price Range (US$)
Month	High (US$)	Low (US$)	Total Volume

January 2018	1.86	0.96	80,617,956

February 2018	1.30	0.8082	54,350,283

March 2018	1.06	0.83	23,796,909

April 2018	1.00	0.814	17,619,748

May 2018	0.9098	0.4251	38,460,014

	NYSE American Price Range (US$)
Month	High (US$)	Low (US$)	Total Volume

June 2018	0.6899	0.46	28,202,460

July 2018	0.68	0.4813	19,819,044

August 2018	0.62	0.49	16,050,872

September 2018	0.59	0.52	9,953,679

October 2018	0.60	0.43	16,394,910

November 2018	0.8396	0.49	36,204,479

December 2018	0.78	0.505	14,959,806

January 1-14 2019	0.70	0.57	6,959,869

            On January 14, 2019, the closing price of our Common Shares as reported on the NYSE American was US$0.66 per share and on the TSX was $0.87 per share.

RISK FACTORS

            Investing in Securities of the Company involves a significant degree of risk and must be considered speculative due to the high-risk nature of the Company’s business. Investors should carefully consider the information included or incorporated herein by reference in this Prospectus (including subsequently filed documents incorporated by reference) and the Company’s historical consolidated financial statements and related notes thereto before making an investment decision concerning the Securities. There are various risks that could have a material adverse effect on, among other things, the operating results, earnings, properties, business and condition (financial or otherwise) of the Company. These risk factors, together with all of the other information included, or incorporated by reference in this Prospectus, including information contained in the section entitled “Forward-Looking Statements” should be carefully reviewed and considered before a decision to invest in the Securities is made. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also materially and adversely affect its business. In addition, risks relating to a particular offering of Securities will be set out in a Prospectus Supplement relating to such offering.

Risks Relating to the Business of the Company

            Inability to Ultimately Achieve Mine Permitting and Build a Mine at the Pebble Project.

            We may ultimately be unable to secure the necessary permits under United States Federal and Alaskan State laws to build a mine at the Pebble Project. There is no assurance that the EPA will not seek to undertake future regulatory action to impede or restrict the Pebble Project. In addition, there are prominent and well organized opponents of the Pebble Project and the Company may be unable, even if we present solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince governmental authorities that a mine should be permitted at the Pebble Project. The Company faces not only the permitting and regulatory issues typical of companies seeking to build a mine, but additional public and regulatory scrutiny due to its location and likely size and, accordingly, there is no assurance that the Company will obtain the required permits. If the Company clears the United States Army Corps of Engineers and EPA regulatory processes, the Company anticipates the permitting process will take several years or longer, in addition to a number of years to build a mine and commence operations, during which periods the Company will require additional financing to continue its operations.

Unless and until we build a mine at the Pebble Project we will be unable to achieve revenues from operations and may not be able to sell or otherwise recover our investment in the Pebble Project, which would have a material adverse effect on the Company and an investment in the Company’s common shares. The current mine plan that is included in the Project Description for the development of the Pebble Project is not supported by any preliminary economic assessment or any preliminary or final feasibility study.

            Northern Dynasty Will Require Additional Funding to Meet the Development Objectives of the Pebble Project.

            We will need to raise additional financing (which may be through share issuances, debt or asset level partnering) in order to continue our operations and objectives to achieve permitting and development of the Pebble Project. In addition, a positive production decision at the Pebble Project would require significant capital for project engineering and construction. Accordingly, the continuing development of the Pebble Project will depend upon Northern Dynasty’s ability to obtain financing through debt financing, equity financing, the joint venturing of the project, or other means. There can be no assurance that we will be successful in obtaining the required financing, or that it will be able to raise the funds on terms that do not result in high levels of dilution to shareholders. If we are unable to raise the necessary capital resources, we will at some point have to reduce or curtail our operations, which would have a material adverse effect on our ability to pursue development of the Pebble Project.

            Negative Operating Cash Flow

            The Company currently has a negative operating cash flow and will continue to have that for the foreseeable future. Accordingly, the Company will require substantial additional capital in order to fund its future exploration and development activities. The Company does not have any arrangements in place for this funding and there is no assurance that such funding will be achieved when required. Any failure to obtain additional financing or failure to achieve profitability and positive operating cash flows will have a material adverse effect on its financial condition and results of operations.

            Risk of Secure Title or Property Interest

            There can be no assurance that title to any property interest acquired by the Company or any of its subsidiaries is secured. Although the Company has taken reasonable precautions to ensure that legal title to its properties is properly documented, there can be no assurance that its property interests may not be challenged or impugned. Such property interests may be subject to prior unregistered agreements or transfers or other land claims, and title may be affected by undetected defects and adverse laws and regulations.

            In the jurisdiction in which the Company operates, legal rights applicable to mining concessions are different and separate from legal rights applicable to surface lands; accordingly, title holders of mining concessions in such jurisdictions must agree with surface land owners on compensation in respect of mining activities conducted on such land. The Company’s title may be affected by prior unregistered agreements or transfers or native land claims, and title may also be affected by undetected defects.

            The Pebble Partnership’s mineral concessions at Pebble are located on State of Alaska lands specifically designated for mineral exploration and development. Alaska is a stable jurisdiction with a well-developed regulatory and legal framework for resource development and public lands management, a strong commitment to the rule of law and lengthy track record for encouraging investment in the development if its land and natural resources.

            The Pebble Project is Subject to Political, Environmental and Regulatory Opposition

            As is typical for a large scale mining project, the Pebble Project faces organized opposition from certain individuals and organizations who are motivated to preclude any possible mining in the Bristol Bay Watershed (the “BBW”). The BBW is an important wildlife and salmon habitat area. The EPA has in the past gone so far as to attempt peremptorily prevent the Pebble Project from proceeding even before a mine permitting application was filed. Accordingly, one of the greatest risks to the Pebble Project is seen to be political/permitting risk which may ultimately preclude construction of a mine at the Pebble Project. Opposition may include legal challenges to exploration and development permits, which may delay or halt development. Other tactics may also be employed by opposition groups to delay or frustrate development at Pebble, included political and public advocacy, electoral strategies, media and public outreach campaigns and protest activity.

            The Pebble Partnership’s Mineral Property Interests Do Not Contain Any Ore Reserves or Any Known Body of Economic Mineralization

            Although there are known bodies of mineralization on the Pebble Project, and the Pebble Partnership has completed core drilling programs within, and adjacent to, the deposits to determine measured and indicated resources, there are currently no known reserves (either proven reserves or probable reserves) or body of commercially viable ore and the Pebble Project must be considered an exploration and feasibility evaluation project only. Extensive additional work is required before Northern Dynasty or the Pebble Partnership can ascertain if any mineralization may be economic and hence constitute “ore”.

            Northern Dynasty has not completed any feasibility study or pre-feasibility study on the Pebble Project to date. The “preliminary economic assessment” completed by the Company on the Pebble Project in 2011, as referred to in the 2017 AIF, did not contain the level of mine plan or costing detail that would be included in either a preliminary feasibility study or a final feasibility study that would be necessary to make a determination of the existent of mineral reserves or for a production decision for the Pebble Project. Further, neither the cost information nor the development scenario contemplated in the 2011 preliminary economic assessment are current.

            Mineral resources Disclosed by Northern Dynasty or the Pebble Partnership for the Pebble Project are Estimates Only

            Northern Dynasty has included disclosure regarding the Pebble Project and mineral resource estimates that have been made in accordance with NI 43-101. Investors should not assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” that we report in this Prospectus are economically or legally mineable.

            Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

            United States investors are cautioned that while the SEC now recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under definitions that are “substantially similar” to CIM Definitions, there are differences in the definitions under the SEC Modernization Rules and the CIM Definition Standards. Accordingly, there is no assurance any mineral resources that we may report as “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had we prepared the resource estimates under the standards adopted under the SEC Modernization Rules. In addition, we will not be required to provide disclosure under the SEC Modernization Rules for so long as we continue to be a “foreign issuer” under the U.S. Exchange Act and entitled to file continuous disclosure reports with the SEC under the MJDS Disclosure System. Accordingly, United States investors are cautioned that the disclosure that we provide on our mineral properties, including the Pebble Project, may be different from the disclosure that we would otherwise be required to provide as a U.S. domestic issuer or a non-MJDS foreign issuer under the SEC Modernization Rules.

            All amounts of mineral resources are estimates only, and Northern Dynasty cannot be certain that any specified level of recovery of metals from the mineralized material will in fact be realized or that the Pebble Project or any other identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body that can be economically exploited. Mineralized material which is not mineral reserves does not have demonstrated economic viability. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices and actual results of mining. There can be no assurance that any future economic or technical assessments undertaken by the Company with respect to the Pebble Project will demonstrate positive economics or feasibility.

            Northern Dynasty has no history of earnings and no foreseeable earnings, and may never achieve profitability or pay dividends

            Northern Dynasty has only had losses since inception and there can be no assurance that Northern Dynasty will ever be profitable. Northern Dynasty has paid no dividends on its shares since incorporation. Northern Dynasty presently has no ability to generate earnings as its mineral properties are in the pre-development stage.

            Northern Dynasty’s consolidated financial statements have been prepared assuming Northern Dynasty will continue on a going concern basis

            Northern Dynasty’s consolidated financial statements have been prepared on the basis that Northern Dynasty will continue as a going concern. As at December 31, 2017, Northern Dynasty had working capital of approximately $56.8 million. At September 30, 2018, Northern Dynasty had working capital of approximately $13.4 million. Northern Dynasty has prioritized the allocation of available financial resources in order to meet key corporate and Pebble Project expenditure requirements in the near term. Additional financing will be required for continued corporate expenditures and expenditures at the Pebble Project. Northern Dynasty’s continuing operations and the underlying value and recoverability of the amounts shown for mineral property interest are entirely dependent upon the existence of economically recoverable mineral reserves at the Pebble Project, the ability of the Company to finance its operating costs, the completion of the exploration and development of the Pebble Project, the Pebble Partnership obtaining the necessary permits to mine, and on future profitable production at the Pebble Project. Furthermore, failure to continue as a going concern would require that Northern Dynasty's assets and liabilities be restated on a liquidation basis, which would likely differ significantly from their going concern assumption carrying values.

            As the Pebble Project is Northern Dynasty’s only mineral property interest, the failure to establish that the Pebble Project possesses commercially viable and legally mineable deposits of ore may cause a significant decline in the trading price of Northern Dynasty’s common shares and reduce its ability to obtain new financing

            The Pebble Project is, through the Pebble Partnership, Northern Dynasty’s only mineral property interest. Northern Dynasty’s principal business objective is to carry out further exploration and related activities to establish whether the Pebble Project possesses commercially viable deposits of ore. If Northern Dynasty is not successful in its plan of operations, Northern Dynasty may have to seek a new mineral property to explore or acquire an interest in a new mineral property or project. Northern Dynasty anticipates that such an outcome would possibly result in further declines in the trading price of Northern Dynasty’s common shares. Furthermore, Northern Dynasty anticipates that its ability to raise additional financing to fund exploration of a new property or the acquisition of a new property or project would be impaired as a result of the failure to establish commercial viability of the Pebble Project.

            If prices for copper, gold, molybdenum and silver decline, Northern Dynasty may not be able to raise the additional financing required to fund expenditures for the Pebble Project

            The ability of Northern Dynasty to raise financing to fund the Pebble Project, will be significantly affected by changes in the market price of the metals for which it explores. The prices of copper, gold, molybdenum and silver are volatile, and are affected by numerous factors beyond Northern Dynasty’s control. The level of interest rates, the rate of inflation, the world supplies of and demands for copper, gold, molybdenum and silver and the stability of exchange rates can all cause fluctuations in these prices. Such external economic factors are influenced by changes in international investment patterns and monetary systems and political developments. The prices of copper, gold, molybdenum and silver have fluctuated in recent years, and future significant price declines could cause investors to be unprepared to finance exploration of copper, gold, molybdenum and silver, with the result that Northern Dynasty may not have sufficient financing with which to fund its exploration activities

            Mining is inherently dangerous and subject to conditions or events beyond the Company’s control, which could have a material adverse effect on the Company’s business

            Hazards such as fire, explosion, floods, structural collapses, industrial accidents, unusual or unexpected geological conditions, ground control problems, power outages, inclement weather, seismic activity, cave-ins and mechanical equipment failure are inherent risks in the Company’s exploration, development and mining operations. These and other hazards may cause injuries or death to employees, contractors or other persons at the Company’s mineral properties, severe damage to and destruction of the Company’s property, plant and equipment and mineral properties, and contamination of, or damage to, the environment, and may result in the suspension of the Company’s exploration and development activities and any future production activities. Safety measures implemented by the Company may not be successful in preventing or mitigating future accidents.

            Northern Dynasty competes with larger, better capitalized competitors in the mining industry

            The mining industry is competitive in all of its phases, including financing, technical resources, personnel and property acquisition. It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry. Because of the high costs associated with exploration, the expertise required to analyze a project’s potential and the capital required to develop a mine, larger companies with significant resources may have a competitive advantage over Northern Dynasty. Northern Dynasty faces strong competition from other mining companies, some with greater financial resources, operational experience and technical capabilities than Northern Dynasty possesses. As a result of this competition, Northern Dynasty may be unable to maintain or acquire financing, personnel, technical resources or attractive mining properties on terms Northern Dynasty considers acceptable or at all.

            Compliance with environmental requirements will take considerable resources and changes to these requirements could significantly increase the costs of developing the Pebble Project and could delay these activities

            The Pebble Partnership and Northern Dynasty must comply with stringent environmental legislation in carrying out work on the Pebble Project. Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Changes in environmental legislation could increase the cost to the Pebble Partnership of carrying out its exploration and, if warranted, development of the Pebble Project. Further, compliance with new or additional environmental legislation may result in delays to the exploration and, if warranted, development activities.

            Changes in government regulations or the application thereof and the presence of unknown environmental hazards on Northern Dynasty’s mineral properties may result in significant unanticipated compliance and reclamation costs

            Government regulations relating to mineral rights tenure, permission to disturb areas and the right to operate can adversely affect Northern Dynasty. Northern Dynasty and the Pebble Partnership may not be able to obtain all necessary licenses and permits that may be required to carry out exploration at our projects. Obtaining the necessary governmental permits is a complex, time-consuming and costly process. The duration and success of efforts to obtain permits are contingent upon many variables not within our control. Obtaining environmental permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary approvals and permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated. It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine at the Pebble Project. Refer to further discussion our 2017 AIF and in other filings incorporated by reference herein.

            Litigation

            The Company is, and may in future be subject to legal proceedings, including with regard to matters described in Item 12 of our 2017 AIF in the pursuit of its Pebble Project. Given the uncertain nature of these actions and litigation generally, the Company cannot reasonably predict the outcome thereof. If the Company is unable to resolve these matters favorably it will likely have a material adverse effect on the Company.

            Northern Dynasty is subject to many risks that are not insurable and, as a result, Northern Dynasty will not be able to recover losses through insurance should such certain events occur

            Hazards such as unusual or unexpected geological formations and other conditions are involved in mineral exploration and development. Northern Dynasty may become subject to liability for pollution, cave-ins or hazards against which it cannot insure. The payment of such liabilities could result in increase in Northern Dynasty’s operating expenses which could, in turn, have a material adverse effect on Northern Dynasty’s financial position and its results of operations. Although Northern Dynasty and the Pebble Partnership maintain liability insurance in an amount which we consider adequate, the nature of these risks is such that the liabilities might exceed policy limits, the liabilities and hazards might not be insurable against, or Northern Dynasty and the Pebble Partnership might elect not to insure itself against such liabilities due to high premium costs or other reasons, in which event Northern Dynasty could incur significant liabilities and costs that could materially increase Northern Dynasty’s operating expenses.

            If Northern Dynasty loses the services of the key personnel that it engages to undertake its activities, then Northern Dynasty’s plan of operations may be delayed or be more expensive to undertake than anticipated

            Northern Dynasty’s success depends to a significant extent on the performance and continued service of certain independent contractors, including Hunter Dickinson Services Inc. (“HDSI”). The Company has access to the full resources of HDSI, an experienced exploration and development firm with in-house geologists, engineers and environmental specialists, to assist in its technical review of the Pebble Project. There can be no assurance that the services of all necessary key personnel will be available when required or if obtained, that the costs involved will not exceed those that we previously estimated. It is possible that the costs and delays associated with the loss of services of key personnel could become such that we would not proceed with the development or operation of a mine at the Pebble Project.

Other Risks and Uncertainties

            You may lose your entire investment

            An investment in the Securities of the Company is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider purchasing the Securities of the Company, as there is no assurance that we will ever build a mine at the Pebble Project, commence operations or achieve revenues.

            The market price for Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control

            Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities. Accordingly, the market price of the Common Shares may decline even if our asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to meet such criteria may result in a limited or no investment in the Common Shares by those institutions, which could materially adversely affect the trading price of the Common Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the trading price of the Common Shares may be materially adversely affected.

            Likely PFIC status has possible adverse U.S. federal income tax consequences for U.S. investors.

            The Company was likely a “passive foreign investment company” (a “PFIC”) within the meaning of the U.S. Internal Revenue Code in one or more prior tax years, expects to be a PFIC for the current tax year, and may also be a PFIC in subsequent years. A non-U.S. corporation is a PFIC for any tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income, and thereafter unless certain elections are made.

            If the Company is a PFIC for any year during a U.S. taxpayer’s holding period, such taxpayer may be required to treat any gain recognized upon a sale or disposition of certain Securities of the Company as ordinary income (rather than capital gain), and any resulting U.S. federal income tax may be increased by an interest charge. Rules similar to those applicable to dispositions will generally apply to certain “excess distributions” in respect of certain Securities of the Company. A U.S. taxpayer may generally avoid these unfavorable tax consequences by making a timely and effective “qualified electing fund” (“QEF”) election or “mark-to-market” election with respect to certain securities of the Company. A U.S. taxpayer who makes a timely and effective QEF election must generally report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company makes any distributions to shareholders in such year. A U.S. taxpayer who makes a timely and effective mark-to-market election must, in general, include as ordinary income, in each year in which the Company is a PFIC, the excess of the fair market value of certain Securities of the Company over the taxpayer’s adjusted cost basis in such shares.

            The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

         We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the Business Corporations Act (British Columbia) (the “BCBCA”). This BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders’ suits, indemnification of directors and inspection of corporation records.

            The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

            Because we are a “foreign private issuer” under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

  the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

  the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  the selective disclosure rules by issuers of material non-public information under Regulation FD.

            We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year. We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements. For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

            The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

            The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

            Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C., with respect to matters of Canadian and United States securities laws.

INTEREST OF EXPERTS

            Information relating to the Company’s mineral properties incorporated by reference in this Prospectus has been derived from the “2018 Technical Report on the Pebble Project, Southwest Alaska, USA”, effective date December 22, 2017 (the “Pebble Project Report”), which has been prepared by the Qualified Persons named below and this information has been included in reliance on the expertise of these Qualified Persons:

  J. David Gaunt, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

  James Lang, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

  Eric Titley, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

  Ting Lu, P.Eng., an independent Qualified Person, who co-authored the Pebble Project Report; and

  Stephen Hodgson, P.Eng., a non-independent Qualified Person, who co-authored the Pebble Project Report.

            Based on information provided by the relevant persons, and except as otherwise disclosed in this Prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interests in the Company’s property or the property of an associated party or an affiliate of the Company or have any beneficial ownership, direct or indirect, of the Company’s securities or of an associated party or an affiliate of the Company. The Company understands that, after reasonable inquiry and as at the date hereof, the experts listed above as a group, beneficially own, directly or indirectly, less than one percent of the outstanding Common Shares of the Company

AUDITOR

            The auditors of the Company are Deloitte LLP, Chartered Professional Accountants, of Vancouver, British Columbia. Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia, and within the meaning of the U.S. Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

TRANSFER AGENT AND REGISTRAR

            Computershare Investor Services Inc., at its Vancouver office located at 3rd Floor, 510 Burrard Street, Vancouver, BC, V6C 3B9, is the transfer agent and registrar for the Common Shares.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

            This Prospectus is part of the Registration Statement on Form F-10 that we have filed with the SEC. This Prospectus does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. You should refer to the Registration Statement and the exhibits thereto for further information with respect to us and our securities.

            The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as United States companies.

            You may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. You may read and download some of the documents that the Company has filed with the SEC’s EDGAR system at www.sec.gov. You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities under the Company’s profile on the SEDAR website at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

            In addition to the documents specified in this Prospectus under “Documents Incorporated by Reference”, the following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part:

1.	the documents set out under the heading “Documents Incorporate by Reference”;

2.	the consents of the Company’s auditor, legal counsel and technical report authors; and

3.	the powers of attorney from the directors and certain officers of the Company.

            A copy of the form of any warrant indenture or subscription receipt agreements, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

            The Company is a corporation existing under the Business Corporations Act (British Columbia). The majority of its directors, all of its officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

            We have been advised by our Canadian legal counsel, McMillan LLP, that a judgement of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgement was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by McMillan LLP, however, that there is substantial doubt that whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

            We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Pebble East Claims Corporation as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the securities under the Prospectus.

CONTRACTUAL RIGHTS OF RECISSION

            In addition to statutory rights of withdrawal and rescission, original purchasers of warrants (if offered separately from other Securities) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

            The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the warrant or subscription receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

            Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser 's province for the particulars of these rights, or consult with a legal advisor.

            In addition, to the extent that we file a Prospectus Supplement to qualify the Underlying Shares issuable upon conversion of the Special Warrants, we will grant to each holder of a Special Warrant a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrant was initially acquired. The contractual right of rescission will provide that if a holder of a Special Warrant who acquires Common Shares of the Company on exercise of the Special Warrant as provided for in this Prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the Prospectus or an amendment to the Prospectus containing a misrepresentation, (a) the holder is entitled to rescission of both the holder’s exercise of its Special Warrant and the private placement transaction under which the Special Warrant was initially acquired, (b) the holder is entitled in connection with the rescission to a full refund of all consideration paid to the agent or Company, as the case may be, on the acquisition of the Special Warrant, and (c) if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”) and the articles of the Registrant (the “Articles”) regarding indemnification of the Registrant’s directors and officers.

Indemnification under the Act

Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify any eligible party (as defined in the Act) against all eligible penalties (as defined in the Act) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses (as defined in the Act) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the Act).

Under Section 159 of the Act:

•	an “eligible party” means an indi9vidual who:

o	is or was a director or officer of the Registrant,

o	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

o	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of "eligible proceeding" and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

•	an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

•

an “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation:

o	is or may be joined as a party, or

o	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

•	“expenses” are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

•	a “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

  order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

  order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

  make any other order the Court considers appropriate.

Indemnification under the Articles

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21.2 of the Articles, the Registrant must indemnify a director, former director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director or officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21.2 of the Articles.

Under Article 21.3 of the Articles and subject to any restrictions in the Act, the Registrant may indemnify any person, including any eligible party, against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Under Article 21.4 of the Articles the Registrant is permitted to advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Subject to the Act, under Article 21.5 of the Articles, the failure of an eligible party of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article 21 of the Articles which governs indemnification of eligible parties.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives) against any liability incurred by him or her as an eligible party.

For the purposes of the Articles, the terms “eligible party”, “eligible penalty”, “eligible proceeding”, “expenses and “proceeding” have the meanings set forth in the Act, as summarized above.

Indemnification under the U.S. Securities Act

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Annual information form of the Registrant for the year ended December 31, 2017 dated March 28, 2018 (incorporated by reference to Exhibit 99.7 of the Registrant’s Form 40-F filed with the Commission on March 30, 2018)

4.2

Audited consolidated financial statements of the Registrant for the years ended December 31, 2017 and 2016, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 40-F filed with the Commission on March 30, 2018)

4.3

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.6 to the Registrant’s Form 40-F filed with the Commission on March 30, 2018)

4.4

Unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2018, except for the “Notice of No Auditor Review” provided therein under subparagraph 4.3(3)(a) of National Instrument 51-102 Continuous Disclosure Obligations (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K furnished to the Commission on November 15, 2018)

4.5

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the three and nine months ended September 30, 2018 (incorporated by reference to Exhibit 99.2 of the Registrant’s Form 6-K furnished to the Commission on November 15, 2018)

4.6

Management information circular dated May 16, 2018 with respect to the Registrant’s annual meeting of shareholders held on June 28, 2018 (incorporated by reference to Exhibit 99.3 of the Registrant’s Form 6-K furnished to the Commission on May 21, 2018)

4.7	Material change report of the Registrant dated January 8, 2019 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on January 9, 2019)

5.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm. (1)

5.2	Consent McMillan LLP. (1)

5.3	Consent of David Gaunt, P.Geo. (1)

5.4	Consent of James Lang, P.Geo. (1)

5.5	Consent of Eric Titley, P.Geo. (1)

5.6	Consent of Ting Lu, P.Eng. (1)

5.7	Consent of Stephen Hodgson, P.Eng. (1)

6.1	Powers of Attorney (included on the signature page in Part III of this Registration Statement)

(1) Filed as an exhibit to this registration statement on Form F-10.

III - 1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.                         Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.                         Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on January 15, 2019.

NORTHERN DYNASTY MINERALS LTD.

By:	/s/ Ronald Thiessen

Name: Ronald Thiessen
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ronald Thiessen and Marchand Snyman , and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on January 15, 2019.

Signature	Title

/s/ Ronald Thiessen	Chief Executive Officer and Director
Ronald Thiessen	(Principal Executive Officer)

/s/ Marchand Snyman	Chief Financial Officer (Principal Financial
Marchand Snyman	Officer and Principal Accounting Officer)

/s/ Robert A. Dickinson
Robert A. Dickinson	Director and Executive Chairman

/s/ Desmond M. Balakrishnan
Desmond M. Balakrishnan	Director

III-3

/s/ Christian Milau
Christian Milau	Director

/s/ Steven A. Decker
Steven A. Decker	Director

/s/ Kenneth W. Pickering
Kenneth W. Pickering	Director

/s/ Gordon B. Keep
Gordon B. Keep	Director

/s/ David C. Laing
David C. Laing	Director

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on January 15, 2019.

PEBBLE EAST CLAIMS CORPORATION

By:	/s/ Ronald Thiessen

Name:	Ronald Thiessen
Title:	Director

III-5

EXHIBIT INDEX

Exhibit No.	Description

4.1

Annual information form of the Registrant for the year ended December 31, 2017 dated March 28, 2018 (incorporated by reference to Exhibit 99.7 of the Registrant’s Form 40-F filed with the Commission on March 30, 2018)

4.2

Audited consolidated financial statements of the Registrant for the years ended December 31, 2017 and 2016, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 40-F filed with the Commission on March 30, 2018)

4.3

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.6 to the Registrant’s Form 40-F filed with the Commission on March 30, 2018)

4.4

Unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2018, except for the “Notice of No Auditor Review” provided therein under subparagraph 4.3(3)(a) of National Instrument 51-102 Continuous Disclosure Obligations (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K furnished to the Commission on November 15, 2018)

4.5

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the three and nine months ended September 30, 2018 (incorporated by reference to Exhibit 99.2 of the Registrant’s Form 6-K furnished to the Commission on November 15, 2018)

4.6

Management information circular dated May 16, 2018 with respect to the Registrant’s annual meeting of shareholders held on June 28, 2018 (incorporated by reference to Exhibit 99.3 of the Registrant’s Form 6-K furnished to the Commission on May 21, 2018)

4.7	Material change report of the Registrant dated January 8, 2019 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on January 9, 2019)

5.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm. (1)

5.2	Consent McMillan LLP. (1)

5.3	Consent of David Gaunt, P.Geo. (1)

5.4	Consent of James Lang, P.Geo. (1)

5.5	Consent of Eric Titley, P.Geo. (1)

5.6	Consent of Ting Lu, P.Eng. (1)

5.7	Consent of Stephen Hodgson, P.Eng. (1)

6.1	Powers of Attorney (included on the signature page in Part III of this Registration Statement)

(1) Filed as an exhibit to this registration statement on Form F-10.